EXHIBIT 10.7
                                    ADDENDUM

THIS ADDENDUM ("ADDENDUM") TO THE INVESTMENT AGREEMENT EXECUTED AUGUST 23, 2002 ("AGREEMENT") IS MADE THIS 29TH DAY OF AUGUST, 2002, BY END BETWEEN THE PARTIES TO THIS AGREEMENT, FTS APPAREL, INC. ("FTS") AND DUTCHESS PRIVATE EQUITIES FUND, L.P. ("DUTCHESS")

Whereas, the parties have agreed to amend Section 2, Part b, sub-section i. of the Agreement and have reached full agreement as to the terms and conditions of such amendment. The parties hereby amend and include in the Agreement the following provision regarding "Delivery of Put Notices" pursuant exclusively to the Average Daily Volume of the Common Stock as referred to in Section 2, Part b, sub-section i, of the Agreement:

     Delivery of Put Notices.     (i) Subject to the terms and conditions of the
     -----------------------
     Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the Put Amount(designated in shares of Common Stock) which the Company intends to sell to the Investor during the Pricing Period. The Put Notice shall be in the form attached hereto as Exhibit "F" and incorporated herein by reference. The Company shall deliver a copy of the Put Notice to the Escrow Agent. The Put Amount designated by the Company in a Put Notice shall be equal to two hundred fifty percent (250%) of the average daily volume (U.S. market only) of the Common Stock for the TEN (10) Trading Days prior to the applicable Put Notice Date multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, but in no event more than $1,000,000. Once the Put Notice is received by the Investor, the Put Notice shall not be terminated, withdrawn or otherwise revoked by the Company except as set forth in Section (b)(ii) of this Agreement. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to 92% of the average of the three (3) lowest closing bid prices of the Company's Common Stock during the ten (10) Trading Day Pricing Period.

No other terms, rights or provisions of the Agreement are or should be considered to have been modified by the terms of this Addendum and each party retains all other rights, obligations, privileges and duties contained in the Agreement.

Agreed  and  Accepted  on  this  29h  day  of  August,  2002     :


By  Dutchess:     /s/ Doulas Leigton
                ___________________________________________________
                      Douglas  H.  Leighton,  Managing  Director


By  FTS:         /s/ Scott Gallagher
               ____________________________________________________
                 Scott  Gallagher,  CEO